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
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                                                                LIBERTY BANCORP, INC.
                                                                Subscription & Community Offering
                                                                Stock Order Form
                                                                -------------------------------------   ----------------------------
                                                                     LIBERTY SAVINGS BANK, F.S.B.                 EXPIRATION DATE
                                                                          Conversion Center                   for Stock Order Forms:
                                                                       16 West Franklin Street                ___day, ____ x, 2006
                                                                       Liberty, Missouri 64068                xx:xx, Central time
                                                                            816-792-6696                  (received not postmarked)
                                                                --------------------------------------  ----------------------------
                                                                IMPORTANT: A properly completed original stock order form must be used to subscribe for common stock. Copies of this form are not required to be accepted. Please read the Stock Ownership Guide and
                                                                Stock Order Form Instructions as you complete this form.
--------------------------------------------------------------  --------------------------------------------------------------------
 (1) NUMBER OF SHARES                  (2) TOTAL PAYMENT DUE
                        Subscription                                  Minimum number of shares: 25 shares ($250.00)
                           Price                                      Maximum number of shares: 7,500 shares ($75,000.00)
                         X 10.00 =   $                                See Instructions.
 ---------------------                 ----------------------
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(3) EMPLOYEE/OFFICER/DIRECTOR INFORMATION
[ ] Check here if you are an employee, officer or director of Liberty Savings Bank, F.S.B. or member of such person's immediate family living in the same household.
--------------------------------------------------------------  ------------------ ----  -------------------------------------------
(4) METHOD OF PAYMENT BY CHECK
Enclosed is a check, bank draft or money order payable to       Total Check Amount   $
Liberty Bancorp, Inc. in the amount indicated in this box.                                                                 .
--------------------------------------------------------------  ------------------ ----  --------------------------------  ---------
(5) METHOD OF PAYMENT BY WITHDRAWAL - The undersigned authorizes withdrawal from the following account(s) at Liberty Savings Bank,
F.S.B. There is no early withdrawal penalty for this form of payment. Individual Retirement Accounts maintained at Liberty Savings
Bank, F.S.B. cannot be used unless special transfer arrangements are made.
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                Bank Use                           Account Number(s) To Withdraw                       $ Withdrawal Amount
----------------------------------------  ----------------------------------------------  ------------------------------------------
                                                                                     $                                     .
----------------------------------------  ---------------------------------------  ----  --------------------------------  ---------
                                                                                     $                                     .
----------------------------------------  ---------------------------------------  ----  --------------------------------  ---------
(6) PURCHASER INFORMATION
    Subscription Offering - Check here and list account(s) below if you are:
[ ] a. An Eligible Account Holder with a deposit account(s) totaling $50.00 or more on November 30, 2004.
[ ] b. A Supplemental Eligible Account Holder with a deposit account(s) totaling $50.00 or more on March 31, 2006 but are not an
       Eligible Account Holder.
[ ] c. An Other Member with a deposit account(s) on ________ __, 2006 or a borrower with a loan outstanding as of August 23, 1993 that continued to be outstanding as of ________ __, 2006 but are not an Eligible Account Holder or Supplemental Eligible
       Account Holder.
    Community Offering - Check here if you:
[ ] d. Are a shareholder of Liberty Savings Bank.
[ ] e. Are an other community member (Indicate county of residence in #9 below).
------------------------------------------------------------------------------------------------------------------------------------
    PLEASE NOTE: FAILURE TO LIST ALL YOUR ACCOUNTS MAY RESULT IN THE LOSS OF PART OR ALL OF YOUR SUBSCRIPTION RIGHTS. SEE REVERSE
                                                     SIDE FOR ADDITIONAL SPACE.
-----------------  ------------------------------------------------------ ----------------------------------------------------------
    Bank Use                           Account Number(s)                             Account Title (Name(s) on Account)
-----------------  ------------------------------------------------------ ----------------------------------------------------------

-----------------  ------------------------------------------------------ ----------------------------------------------------------

-----------------  ------------------------------------------------------ ----------------------------------------------------------

-----------------  ------------------------------------------------------ ----------------------------------------------------------
(7) FORM OF STOCK OWNERSHIP &  SS# OR TAX ID#:                                                     ---------------------------------
                                                                                                   SS#/Tax ID#   >
[ ] Individual    [ ] Joint Tenants  [ ] Tenants in Common     [ ] Fiduciary (i.e., trust, estate) ---------------------------------
[ ] Uniform Transfers to Minors Act  [ ] Company/Corporation/  [ ] IRA or other qualified plan     SS#/Tax ID#   >
    (Indicate SS# of Minor only)         Partnership               (Both Tax ID# & SS# for IRAs)
-------------------------------------------------------------------------------------------------- ---------------------------------
(8) STOCK REGISTRATION & ADDRESS:
------------------------------------------------------------------------------------------------------------------------------------
Name and address to appear on stock certificate. Adding the names of other persons who are not owners of your qualifying account(s)
will result in the loss of your subscription rights.
-----------------  -----------------------------------------------------------------------------------------------------------------
Name:
-----------------  -----------------------------------------------------------------------------------------------------------------
Name
Continued:
-----------------  -----------------------------------------------------------------------------------------------------------------
MAIL TO-
Street:
-----------------  --------------------------------------------------------------  -------------------------------------------------
City:                                                                  State:                    Zip Code:
-----------------  ----------------------------------  -----------  -----------  --------------  ---------  ------------------------
(9) TELEPHONE                                                                                               County of
Daytime/Evening    (         )      --                 (         )                    --                    Residence
-----------------  ----------------------------------  ----------- ---------------------------------------  ------------------------
(10)[ ]NASD AFFILIATION - Check here if you are a member of the    (11)[ ]ASSOCIATES/ACTING IN CONCERT -- Check here and complete
National Association of Securities Dealers, Inc. ("NASD"), a       the reverse side of this form if you or any associates or
person affiliated, or associated, with a NASD member,              persons acting in concert with you have submitted other orders
(continued on reverse side)                                        for shares.
------------------------------------------------------------------ -----------------------------------------------------------------
(12) ACKNOWLEDGEMENT - To be effective, this stock order form must be properly completed and physically received (not postmarked) by
Liberty Savings Bank, F.S.B. no later than xx:xx, Central time, on ___day, ____ x, 2006, unless extended; otherwise this stock order form and all subscription rights will be void. The undersigned agrees that after receipt by Liberty Savings Bank, F.S.B., this stock order form may not be modified, withdrawn or canceled without Liberty Savings Bank, F.S.B.'s consent and if authorization to withdraw from deposit accounts at Liberty Savings Bank, F.S.B. has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned. Under penalty of perjury, I hereby certify that the
Social Security or Tax ID Number and the information provided on this stock order form are true, correct and complete and that I am not subject to back-up withholding. It is understood that this stock order form will be accepted in accordance with, and subject to, the terms and conditions of the plan of conversion and reorganization of Liberty Bancorp, Inc. described in the accompanying prospectus. The undersigned hereby acknowledges receipt of the prospectus at least 48 hours prior to execution and delivery of this stock order form to Liberty Savings Bank, F.S.B.
                                                                                                                          ----------
Federal regulations prohibit any person from transferring, or entering into any agreement, directly or indirectly, to     Bank Use
transfer the legal or beneficial ownership of subscription rights or the underlying securities to the account of another. ---- -----
Liberty Savings Bank,F.S.B., Liberty Savings Mutual Holding Company and Liberty Bancorp, Inc. will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer. Under penalty of perjury, I certify that I am purchasing shares solely for my account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares.
-------------------------------------------------------    -----------------------------------------------------------    ----  ----
SIGNATURE                                         DATE     SIGNATURE                                             Date
   >                                                          >
-------------------------------------------------------    -----------------------------------------------------------    ----------
                                               SIGNATURE REQUIRED ON REVERSE SIDE ALSO
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ITEM (6) PURCHASER ACCOUNT INFORMATION CONTINUED:
---------------- ---------------------------------------------   -------------------------------------------------------------------
    Bank Use                   Account Number(s)                                   Account Title (Name(s) on Account)
---------------- ---------------------------------------------   -------------------------------------------------------------------

---------------- ---------------------------------------------   -------------------------------------------------------------------

---------------- ---------------------------------------------   -------------------------------------------------------------------

---------------- ---------------------------------------------   -------------------------------------------------------------------

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ITEM (10) NASD CONTINUED:
------------------------------------------------------------------------------------------------------------------------------------
a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which a NASD member or person associated with a NASD member has a beneficial interest. You agree, if you have checked the NASD Affiliation box, to report this subscription in writing to the applicable NASD member within one day of payment therefor.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
ITEM (11) ASSOCIATES/ACTING IN CONCERT CONTINUED:
If you checked the box in item #11 on the reverse side of this form, list below all other orders submitted by you or associates
(as defined below) or by persons acting in concert with you (also defined below).
--------------------------------------------------------------------------------  --------------------------------------------------
                   Name(s) listed on other stock order forms                                     Number of shares ordered
--------------------------------------------------------------------------------  --------------------------------------------------

--------------------------------------------------------------------------------  --------------------------------------------------

--------------------------------------------------------------------------------  --------------------------------------------------

--------------------------------------------------------------------------------  --------------------------------------------------
ASSOCIATE - The term "associate" of a particular person means:

   (1) a corporation or organization other than Liberty Savings Mutual Holding Company, Liberty Bancorp, Inc. or Liberty Savings
   Bank, F.S.B. or a majority-owned subsidiary of Liberty Savings Mutual Holding Company, Liberty Bancorp, Inc. or Liberty Savings
   Bank F.S.B., of which a person is a senior officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities of such corporation or organization;

   (2) a trust or other estate in which a person has a substantial beneficial interest or as to which a person serves as trustee or in a similar fiduciary capacity; provided, however, that such term shall not include any tax-qualified employee stock benefit plan of Liberty Bancorp, Inc. or Liberty Savings Bank, F.S.B. in which such person has a substantial interest or may serve as trustee or in a similar fiduciary capacity; and

   (3) any person who is related by blood or marriage and who either has the same home as a person or who is a director or officer of Liberty Savings Mutual Holding Company, Liberty Bancorp, Inc. or Liberty Savings Bank, F.S.B. or any of their subsidiaries;
   and

   (4) any person acting in concert with the persons or entities specified above.


ACTING IN CONCERT -- The term "acting in concert" means:

   (1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

   (2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

   In general, a person who acts in concert with another party will also be deemed to be acting in concert with any person who is also acting in concert with that other party.

   We may presume that certain persons are acting in concert based upon various facts, among other things, joint account relationships and the fact that persons may have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to other companies.
------------------------------------------------------------------------------------------------------------------------------------
                                YOU MUST SIGN THE FOLLOWING CERTIFICATION IN ORDER TO PURCHASE STOCK
------------------------------------------------------------------------------------------------------------------------------------
                                                         CERTIFICATION FORM

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT
INSURANCE CORPORATION, AND IS NOT INSURED OR GUARANTEED BY LIBERTY SAVINGS MUTUAL HOLDING COMPANY, LIBERTY BANCORP, INC., LIBERTY
SAVINGS BANK, F.S.B., THE FEDERAL GOVERNMENT OR BY ANY GOVERNMENT AGENCY. THE ENTIRE AMOUNT OF AN INVESTOR'S PRINCIPAL IS SUBJECT TO
LOSS.

If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call
Frederick R. Casteel, Regional Director of the Midwest Regional Office of the Office of Thrift Supervision at (972) 277-9500.

I further certify that, before purchasing the common stock, par value $0.01 per share, of Liberty Bancorp, Inc. (the "Company"), the holding company for Liberty Savings Bank, F.S.B., I received a prospectus of the Company dated _____, 2006 relating to such offer of common stock.

The prospectus that I received contains disclosure concerning the nature of the common stock being offered by the Company and describes in the "Risk Factors" section beginning on page __, the risks involved in the investment in this common stock, including but not limited to the following:

   1.
   2.
   3.
   4.
   5.
   6.
   7.
   8.
   9.
   10.
   11.
   12.
   13.
   14.
           (BY EXECUTING THIS CERTIFICATION FORM THE INVESTOR IS NOT WAIVING ANY RIGHTS UNDER THE FEDERAL SECURITIES LAWS,
                            INCLUDING THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934)
---------------------------------------------------------------- -------------------------------------------------------------------
SIGNATURE                                   Date                 SIGNATURE                                       Date
>                                                                >
---------------------------------------------------------------- -------------------------------------------------------------------
Print Name                                                       Print Name
---------------------------------------------------------------- -------------------------------------------------------------------
                                    THIS CERTIFICATION MUST BE SIGNED IN ORDER TO PURCHASE STOCK
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
Liberty Bancorp, Inc.
--------------------------------------------------------------------------------
                             STOCK OWNERSHIP GUIDE
--------------------------------------------------------------------------------
INDIVIDUAL
Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", "single person", etc.
--------------------------------------------------------------------------------
JOINT TENANTS
Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s)
upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.
--------------------------------------------------------------------------------
TENANTS IN COMMON
Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.
--------------------------------------------------------------------------------
UNIFORM TRANSFERS TO MINORS ACT ("UTMA")
Stock may be held in the name of a custodian for a minor under the Uniform
Transfers to Minors Act of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is "CUST", while the Uniform Transfers to Minors Act is "UTMA". Standard U.S.
Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the
Missouri Uniform Transfers to Minors Act will be abbreviated John Doe, CUST
Susan Doe UTMA MO (use minor's social security number).
--------------------------------------------------------------------------------
FIDUCIARIES
Information provided with respect to stock to be held in a fiduciary capacity must contain the following:
     o The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title (name). If an individual and a corporation, list the corporation's title before the individual.
     o The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.
     o A description of the document governing the fiduciary relationship, such as a trust agreement or court order. Documentation establishing a fiduciary relationship may be required to register your stock in a fiduciary capacity.
     o The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description.
     o The name of the maker, donor or testator and the name of the beneficiary.
An example of fiduciary ownership of stock in the case of a trust is: John Doe,
Trustee Under Agreement Dated 10-1-93 for Susan Doe.
--------------------------------------------------------------------------------
                         STOCK ORDER FORM INSTRUCTIONS
--------------------------------------------------------------------------------
ITEMS 1 AND 2 -- NUMBER OF SHARES AND TOTAL PAYMENT DUE
Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum purchase in the subscription offering is $250 (25 shares) of common stock. As more fully described in the plan of conversion and reorganization outlined in the prospectus, the maximum purchase in any category of the subscription offering is $75,000 (7,500 shares)
of common stock, and the maximum purchase in the community offering (if held) by any person, is $75,000 (7,500 shares) of common stock. However, no person, together with associates and persons acting in concert with such person, may purchase in the aggregate more than $300,000 (30,000 shares) of common stock.
--------------------------------------------------------------------------------
ITEM 3 -- EMPLOYEE/OFFICER/DIRECTOR INFORMATION
Check this box to indicate whether you are an employee, officer or director of
Liberty Savings Bank, F.S.B. or a member of such person's immediate family living in the same household.
--------------------------------------------------------------------------------
ITEM 4 -- METHOD OF PAYMENT BY CHECK
If you pay for your stock by check, bank draft or money order, indicate the total amount in this box. Payment for shares may be made by check, bank draft or money order payable to Liberty Bancorp, Inc. Payment in cash may be made only if delivered in person. Your funds will earn interest at Liberty Savings Bank,
F.S.B.'s passbook rate of interest until the stock offering is completed.
--------------------------------------------------------------------------------
ITEM 5 -- METHOD OF PAYMENT BY WITHDRAWAL
If you pay for your stock by a withdrawal from a deposit account at Liberty
Savings Bank, F.S.B., indicate the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases. THIS FORM
OF PAYMENT MAY NOT BE USED IF YOUR ACCOUNT IS AN INDIVIDUAL RETIREMENT ACCOUNT.
--------------------------------------------------------------------------------
ITEM 6 -- PURCHASER INFORMATION
Subscription Offering
a. Check this box if you had a deposit account(s) totaling $50.00 or more on
November 30, 2004 ("Eligible Account Holder").
b. Check this box if you had a deposit account(s) totaling $50.00 or more on
March 31, 2006 but are not an Eligible Account Holder ("Supplemental Eligible
Account Holder").
c. Check this box if you had a deposit account(s) on _______ __, 2006 or a loan outstanding as of August 23, 1993 that continued to be outstanding as of _______
__, 2006 but are not an Eligible Account Holder or Supplemental Account Holder
("Voting Member").
Please list all account numbers and all names on accounts you had on these dates in order to insure proper identification of your purchase rights.
NOTE: FAILURE TO LIST ALL YOUR ACCOUNTS MAY RESULT IN THE LOSS OF PART OR ALL OF
YOUR SUBSCRIPTION RIGHTS.
Community Offering
d. Check this box if you are a shareholder of Liberty Bancorp, Inc.
______, 2005.
e. Check this box if you are a community member (Indicate county of residence in item 9).
--------------------------------------------------------------------------------
ITEMS 7 AND 8 -- FORM OF STOCK OWNERSHIP, SS# OR TAX ID#, STOCK REGISTRATION AND
MAILING ADDRESS
Check the box that applies to your requested form of stock ownership and indicate your social security or tax ID number(s) in item 7. Complete the requested stock certificate registration, mailing address in item 8. The stock transfer industry has developed a uniform system of shareholder registrations that will be used in the issuance of your common stock. If you have any questions regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described above under "Stock Ownership Guide." ADDING THE NAMES OF OTHER PERSONS WHO ARE NOT
OWNERS OF YOUR QUALIFYING ACCOUNT(S) WILL RESULT IN THE LOSS OF YOUR
SUBSCRIPTION RIGHTS.
--------------------------------------------------------------------------------
ITEM 9 -- TELEPHONE NUMBER(s) AND COUNTY
Indicate your daytime and evening telephone number(s) and county. We may need to call you if we have any questions regarding your order or we cannot execute your order as given.
--------------------------------------------------------------------------------
ITEM 10 -- NASD AFFILIATION
Check this box if you are a member of the NASD or if this item otherwise applies to you.
--------------------------------------------------------------------------------
ITEM 11 -- ASSOCIATES/ACTING IN CONCERT
Check this box if you or any associate or person acting in concert with you (as defined on the reverse side of the stock order form) has submitted another order for shares and complete the reverse side of the stock form.
--------------------------------------------------------------------------------
ITEM 12 -- ACKNOWLEDGEMENT
Sign and date the stock order form and certification form where indicated.
Before you sign, review the stock order and certification form, including the acknowledgement. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds.
--------------------------------------------------------------------------------
Your stock order form, properly completed, signed certification form and payment in full (or withdrawal authorization) at the subscription price must be physically received (not postmarked) by Liberty Bancorp, Inc. no later than
__:00 p.m., Central time, on ____day, ________ __, 2006 or it will become void.

Delivery Instructions: You may deliver your stock order form using the enclosed stock order return envelope, or by overnight delivery or hand delivery to the conversion center address indicated on the front of the stock order form.

If you have any remaining questions, or if you would like assistance in completing your stock order form, you may call our conversion center at (816) 792-6696, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. The conversion center will be closed for bank holidays.
    LIBERTY SAVINGS BANK, F.S.B.: CONVERSION CENTER 16 WEST FRANKLIN STREET,
                           LIBERTY, MISSOURI 64068
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